EXHIBIT 5.1

Clark Hill LLP 1400 Wewatta Street, Suite 550 Denver, Colorado 80202 T 303.674.7000 F 720.896.2664 clarkhill.com

January 13, 2026

SOBR Safe, Inc.

6400 S Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO 80111

Re:	SOBR Safe, Inc.,
Resale Registration Statement under Form S-1 (File No. 333-________)

Ladies and Gentlemen:

We have acted as counsel to SOBR Safe, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (as it may be amended or supplemented, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

The Registration Statement relates to the resale of: (i) 370,000 shares of Common Stock issued to certain investors (the “Shares”) in connection with that certain Securities Purchase Agreement dated December 24, 2025 (the “Purchase Agreement”), by and among the Company and certain investors signatory thereto (the “Investors”); (ii) up to 920,324 shares of Common Stock issuable upon the exercise of certain pre-funded warrants (the “Pre-Funded Warrants”); (iii) up to 1,290,324 shares of Common Stock issuable upon the exercise of Series C Warrants at an exercise price of $1.55 per share (the “Series C Warrants”); (iv) up to 1,290,324 shares of Common Stock issuable upon the exercise of Series D Warrants at an exercise price of $1.55 per share (the “Series D Warrants”); and (v) up to 96,774 shares of Common Stock issuable upon the exercise of warrants issued to H.C. Wainwright & Co., LLC, as placement agent, at an exercise price of $1.9375 per share (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants, the Series C Warrants and the Series D Warrants, the “Warrants”).

In connection with this opinion, we have examined and relied upon: (i) the Registration Statement; (ii) the prospectus included therein (the “Prospectus”); (iii) the Company’s certificate of incorporation and bylaws, each as amended and in effect on the date hereof; (iv) the Purchase Agreement which has been incorporated by reference as Exhibit 10.28 to the Registration Statement; (v) the Registration Rights Agreement dated December 24, 2025 (the “Registration Rights Agreement” and together with the Purchase Agreement, the “Transaction Agreements”), by and among the Company and the Investors, which has been incorporated by reference as Exhibit 10.29 to the Registration Statement; (vi) certain resolutions of the Company’s board of directors authorizing the issuance of the Shares, the Pre-Funded Warrants, the Series C Warrants, the Series D Warrants, the Placement Agent Warrants and the shares issuable upon exercise thereof, and the filing of the Registration Statement; (vii) a certification of good standing of the Company obtained as of a recent date from the Office of the Secretary of State of the State of Delaware; and (viii) the originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, certificates of public officials regarding the Company, officers of the Company, and such matters of law and regulation and such other documents as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

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In such examination, we have assumed the following: (i) the authenticity of documents submitted to us as originals and the conformity to authentic original documents, agreements and instruments of all documents, agreements and instruments submitted to us as facsimiles or PDFs, or as certified, conformed or reproduced copies, and the genuineness and validity of all signatures on all documents we have reviewed; (ii) the legal capacity and competency of all signatories on all documents we have reviewed, (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (v) the truth, accuracy and completeness of the information, factual matters, representations, warranties and covenants contained in the records, agreements (including the Transaction Agreements), documents, instruments and certificates we have reviewed. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of shares of Common Stock that the Company is authorized to issue shall have been increased in accordance with the bylaws of the Company such that a sufficient number of shares of Common Stock are authorized and available for issuance under the bylaws of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.

The shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants have been duly authorized and, when issued upon proper exercise of the Pre-Funded Warrants in accordance with their terms (including payment of the applicable exercise price), will be validly issued, fully paid and nonassessable.

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3.

The shares of Common Stock issuable upon the exercise of the Series C Warrants have been duly authorized and, when issued upon proper exercise of the Series C Warrants in accordance with their terms (including payment of the applicable exercise price), will be validly issued, fully paid and nonassessable.

4.

The shares of Common Stock issuable upon the exercise of the Series D Warrants have been duly authorized and, when issued upon proper exercise of the Series D Warrants in accordance with their terms (including payment of the applicable exercise price), will be validly issued, fully paid and nonassessable.

5.

The shares of Common Stock issuable upon the exercise of the Placement Agent Warrants have been duly authorized and, when issued upon proper exercise of the Placement Agent Warrants in accordance with their terms (including payment of the applicable exercise price), will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Our opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. This opinion is rendered as of the date hereof, and we undertake no obligation to update or supplement this opinion to reflect any facts or circumstances that may arise after the date hereof or any changes in applicable law. This opinion letter is an opinion of counsel only and is not, nor may it be interpreted as or deemed to be, a warranty or guaranty of the specific legal issues described in this opinion letter.

Sincerely,

/S/ CLARK HILL PLC
CLARK HILL PLC
VB

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